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                                                       Exhibit 11

                                        COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                      THREE MONTHS                                 SIX MONTHS
                                                                      ------------                                 -----------
                                                                   6/30/97     6/30/96                         6/30/97     6/30/96
                                                                   -------     -------                         -------     -------

                PRIMARY
-----------------------------------------
Net earnings applicable to common stock:

     Net earnings/(loss)                                         $  58,169   $ 254,234                       $(283,494)    $458,741
     Deduct preferred stock dividends paid                         (31,830)    (31,830)                        (63,660)    (63,660)
                                                                 ---------    ---------                       ---------     -------
Net earnings/(loss) applicable to common stock                   $  26,339    $222,404                        $(347,154)   $395,081
                                                                 ---------    ---------                       ---------     -------
                                                                 ---------    ---------                       ---------     -------
Weighted average number of common shares and
  common equivalents outstanding:

     Weighted average common shares outstanding                   4,955,209   3,251,852                       4,872,268   3,242,465
     Additional shares assuming conversion of
       options and warrants                                         276,225     453,802                         323,746     519,686
                                                                 ----------   ---------                       ---------     -------
     Weighted average number of common shares
       and common equivalents outstanding                         5,231,434   3,705,654                        5,196,014  3,762,151
                                                                 ----------   ---------                       ---------     -------
Primary earnings/(loss) per share                                $     0.01  $     0.06                      $    (0.07)  $    0.11
                                                                 ----------   ---------                       ---------     -------
                                                                 ----------   ---------                       ---------     -------
             FULLY DILUTED*
-----------------------------------------
Net earnings applicable to common stock
  on a fully diluted basis:

     Net earnings applicable to common stock per above            $  26,339   $  222,404                                  $ 395,081
     Add net interest expense related to convertible
       debentures                                                    84,375       19,500                                     39,000
     Add dividends on convertible preferred stock                    31,830       31,830                                     63,660
                                                                  ---------    ---------                                    -------
Net earnings applicable to common stock on a fully
  diluted basis                                                    $142,544     $273,734                                   $497,741
                                                                  ---------    ---------                                    -------
                                                                  ---------    ---------                                    -------
Total shares for fully diluted:

     Shares used in calculating primary earnings per share        5,231,434    3,705,654                                  3,762,151
     Additional shares to be issued under full dilution using
       ending market price                                              660          --                                          --
     Additional shares to be issued under full conversion of
       convertible debentures                                     1,000,000     600,000                                    600,000
     Additional shares to be issued under full conversion of
       preferred stock                                               294,723     294,723                                   294,723
                                                                  ---------    ---------                                    -------
     Total shares for fully diluted                                6,526,817   4,600,377                                  4,656,874
                                                                  ---------    ---------                                     -------
                                                                  ---------    ---------                                     -------

Fully diluted earnings per share                                  $     0.02   $     0.06                                  $   0.11
                                                                   ---------    ---------                                    -------

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              *This calculation is submitted in accordance with
              Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 8, paragraph 40, of APB No. 15 because it results in anti-dilution. In addition, common equivalent shares are not considered in the computation of earnings per common share for March 31, 1997, as the impact would be antidilutive.



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